Exhibit 32

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Elizabeth Arden, Inc. (the "Company") on Form 10-Q for the period ending October 25, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I,
E. Scott Beattie, Chairman and Chief Executive Officer of the Company, and I, Stephen J. Smith, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

     (i) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  December 8, 2003                 /s/ E. Scott Beattie
       ----------------                 --------------------
                                        E. Scott Beattie
                                        Chairman and Chief Executive Officer



                                        /s/ Stephen J. Smith
                                        --------------------
                                        Stephen J. Smith
                                        Executive Vice President and
                                         Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Elizabeth Arden, Inc. and will be retained by Elizabeth Arden, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.